Exhibit 10.79

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, modified or supplemented from time to time, “Agreement”), dated as of the      day of March, 2013, by and between (i) EAGLEBANK (the “Lender”), and (ii) COMSTOCK REDLAND ROAD, L.C., a Virginia limited liability company (the “Borrower”), recites and provides:

RECITALS:

R-1. The Borrower has acquired a certain development site consisting of acreage approved for a 117-unit multi-family apartment building, together with the improvements thereon, whether now existing or hereinafter constructed, located on Redland Road and Yellowstone Way, Montgomery County, Maryland, as more particularly described on Exhibit A attached hereto (the “Property”), on which the Borrower intends to undertake certain development improvements.

R-2. Subject to the terms of this Agreement, the Lender agrees to make an acquisition and development loan (the “Loan”) to the Borrower, as more particularly described in Section One below, for the purpose of financing the acquisition and the Development (as hereinafter defined) of the Property.

R-3. The Lender and the Borrower agree that the Loan will be made and advanced upon and subject to the terms, covenants and conditions set forth in this Agreement.

R-4. Simultaneously herewith the Lender is making a separate credit facility available to the Borrower (the “AD&C Loans”) for acquisition, development and construction of housing with respect to certain property adjacent to the Property (the “Housing Parcel”) that has been approved for construction of 39 single family detached or townhome housing units, which was to have been subdivided pursuant to a record plat (the “Record Plat”) to create the Property and the Housing Parcel each as a separate subdivided record lot; however, the Record Plat has not been recorded and the Property and the Housing Parcel are part of one single subdivided record lot known as P-146 in Montgomery County, Maryland.

R-5. The Borrower has requested that the Lender waive the condition to closing the Loan that the Record Plat be recorded, and the Lender is amenable to such request provided the Borrower performs its duties and obligations strictly in accordance with the terms and conditions of this Agreement.

AGREEMENT

ACCORDINGLY, for and in consideration of the foregoing Recitals which are a material part of this Agreement and not mere prefatory language, and of the mutual covenants and conditions set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

SECTION ONE

THE LOAN

1.1 Amount. The maximum principal amount that may be advanced under the Loan shall not exceed the lesser of (i) Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000.00), or (ii) sixty-five percent (65%) of the cost of acquisition of the Property and the Development thereof in accordance with a budget approved by the Lender, or (iii) sixty percent (60%) of the discounted (“When Developed”) value of the Property pursuant to the Appraisal (hereinafter defined) and any appraisals which may be engaged by the Lender from time to time subsequent to the date hereof. The Loan will be evidenced by a Promissory Note made by the Borrower payable to the order of the Lender (as the same may be amended, renewed, restated, supplemented or substituted from time to time, the “Note”) which shall be governed by Maryland law.

1.2 Purpose. The Borrower will use the Loan proceeds as follows: (i) up to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) toward the purchase price of the Property plus up to Seventy Thousand and No/100 Dollars ($70,000.00 toward closing costs (the “Acquisition Advance”) shall be applied to costs (including closing costs) of acquisition of the Property; and (ii) up to Eight Hundred Thirty Thousand and No/100 Dollars ($830,000.00) (the “Development Advance” or if more than one “Development Advances”) shall be used for the Development of the Property in accordance with a Development Budget that shall have been approved by the Lender in advance and in accordance with plans and specifications to be submitted to and approved by the Lender, and with advances to be made as the work progresses, all as set forth in this Agreement. The Lender shall not be obligated to make any Development Advances until the Record Plat is recorded except for interest on the Loan for the first ninety (90) days following the Loan closing, notwithstanding the provisions of this Loan Agreement for the Interest Reserve, as hereinafter provided. For purposes of this Agreement, the term “Development” shall mean, generally, (a) land clearing and rough grading; (b) provision of storm drainage structures and facilities, sediment control devices, base paving of streets, curbs and gutters; (c) providing sewer and water distribution systems and erecting temporary street signs; (d) provision of underground electric and gas utility lines, cable television easements and easements for private utility companies to install telephone lines and other utilities; and (e) other subdivision improvements as required by governmental authorities in order for use and occupancy permits to issue, all in accordance with final site plan review by Montgomery County, Maryland and the Record Plat. The Development Budget for purposes of the Development Advance and portions thereof shall include the foregoing Development costs together with real estate taxes, an interest reserve to be withheld from loan proceeds and applied monthly to payment of accrued interest as hereinafter set forth, and other expenses approved by the Lender. Certain other costs normally considered part of development costs shall be deferred and paid for by the Borrower out of its own funds, including by way of example and not limitation, final paving of streets, site amenities, landscaping and erosion control.

1.3 Record Plat. The Borrower shall use commercially reasonable efforts with the highest due diligence to cause the Record Plat to be approved by applicable governmental authorities and recorded. The terms and conditions with respect to the Record Plat are as follows:

(a)

If the Record Plat, in form as shall have been approved by the Lender, has not been recorded within ninety (90) days from the closing of the Loan, an Event of Default shall have occurred on the ninety-first (91st) day following the closing.

(b)	The Deed of Trust (hereinafter defined) shall initially encumber the Property and the Housing Parcel as security for the Loan. Upon recordation of the Record Plat, the Deed of Trust shall be amended to reflect the new legal description and the Lender’s loan policy of title insurance shall be appropriately endorsed in form satisfactory to the Lender in all respects.

(c)	Provided there has then occurred no Event of Default hereunder or under the AD&C Loans, following recordation of the Record Plat, if (i) the Borrower sells the Property and upon closing of such sale pays the Loan in full, the Lender shall release the Property from the lien of the Deed of Trust, or (ii) the Borrower determines to develop the Property and transfer the Property to an affiliate, the Lender shall release the Property from the lien of the Deed of Trust and simultaneously therewith the Property shall be encumbered by a new deed of trust (the “Apartment Parcel Deed of Trust”) as security for the Loan as well as cross-collateral as security for the Loan and the AD&C Loans.

(d)	If applicable under Subparagraph 1.3(c) above, the Apartment Parcel Deed of Trust shall be in the form as attached to this Agreement as Exhibit B and shall constitute a first lien on the Property.

(e)	The Leases Assignment (hereinafter defined) shall encumber all leases, rents and profits with respect to the Property and the Housing Parcel. The Property may be released from the Leases Assignment in the event of (i) sale and payment in full of the Loan as contemplated in Subparagraph 1.3(c) above or (ii) transfer of the Property to an affiliate, in which event a new assignment of leases and rents in form substantively identical to the Leases Assignment shall be recorded against the Property simultaneously with such release.

(f)	UCC-1 Financing Statements that constitute a fixture filing shall be recorded against the Property and the Housing Parcel. Such UCC-1 Financing Statements may be terminated as to the Property in the event of (i) sale and payment in full of the Loan as contemplated in Subparagraph 1.3(c) above or (ii) transfer of the Property to an affiliate, in which event a new UCC-1 Financing Statement in form substantively identical to the initial instrument shall be filed against the Property simultaneously with such termination.

1.4 Guarantor. Comstock Holding Companies, Inc. (the “Guarantor”) shall guarantee the payment and performance of the Borrower’s obligations, covenants and agreements under the Loan and, as evidenced by the Loan Documents, and shall also guarantee the Carve Out Obligations (defined on Exhibit C attached hereto), which guaranty shall be evidenced by an instrument of unlimited and unconditional guaranty of payment, performance and completion from the Guarantor for the benefit of the Lender, in form and substance satisfactory to the Lender (the “Guaranty”).

1.5 Term. The Note shall mature twelve (12) months after the date of closing on the Loan (the “Maturity”). It is acknowledged and agreed that notwithstanding any provisions herein, the Borrower has not applied for, nor has the Lender made any commitment with respect to, any extension of such Maturity. Upon any application for an extension, any approval of an extension on any terms would be contingent upon the usual and customary underwriting procedures of EagleBank, including without limitation, full credit and collateral evaluation and review, the approval of the loan committee of EagleBank, and payment to the Lender of extension fees as determined by the Lender.

1.6 Interest Rate. Commencing on the closing of the Loan, the unpaid balance of each of the Note outstanding from time to time shall bear interest and be payable at the floating rate per annum equal to three percent (3%) above the thirty (30) day LIBOR Rate (hereinafter defined), rounded upwards, if necessary, to the nearest one-eighth of one percent (0.125%). The LIBOR rate means, for each calendar month, the annualized weighted average of the 30-day London Interbank Offered Rates (at approximately 11:00 a.m. London time) for U.S. Dollar transactions on the day that is two (2) business days prior to the first day of that calendar month, as reported by Bloomberg Business News; if Bloomberg Business News is not available, the Lender shall select a similar source for the LIBOR index and shall notify the Borrower of such selection. If no LIBOR index is available, or if the Lender determines in its sole discretion that any reported LIBOR rate is unreliable, the Lender may select an alternative index upon notice to the Borrower of such selection. Interest shall be calculated using a 360-day year, based upon the actual number of days for which the calculation is being made. Notwithstanding the above, in no event shall the Note bear interest at a rate below the floor interest rate of five percent (5%) per annum at any time (the “Interest Rate Floor”).

1.6 Interest Reserve. From the proceeds of the Loan, One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) shall not be disbursed but shall be reserved by the Lender for the payment of interest on the Loan (the “Interest Reserve”) until such reserve is exhausted. Notwithstanding the foregoing or any provision of the Loan Documents to the contrary, the Lender shall not be obligated to make any disbursements from the Interest Reserve if any Event of Default shall have occurred, and further, notwithstanding the foregoing or any provision of any of the Loan Documents to the contrary, nothing contained herein shall be deemed to release or in any way to relieve the Borrower from its obligation under the Note to pay interest as provided in the Note. Each disbursement from the Interest Reserve shall constitute a disbursement of principal of the Loan and shall be added to the then outstanding principal balance of the Loan.

1.7 Real Estate Tax Reserve. From the proceeds of the Loan, Sixty Thousand and No/100 Dollars ($60,000.00) shall not be disbursed but shall be reserved by the Lender (the “Taxes Reserve”) for the payment of real estate taxes and other governmental impositions against the Property (collectively, “Taxes”) until such reserve is exhausted. Notwithstanding the foregoing or any provision of the Loan Documents to the contrary, the Lender shall not be obligated to make any disbursements from the Taxes Reserve if any Event of Default shall have occurred, and further, notwithstanding the foregoing or any provision of any of the Loan Documents to the contrary, nothing contained herein shall be deemed to release or in any way to relieve the Borrower from its obligation under the Loan Documents to pay Taxes as they become due. Each disbursement from the Taxes Reserve shall constitute a disbursement of principal of the Loan and shall be added to the then outstanding principal balance of the Loan.

1.8 Collateral. The Loan shall be secured by, among other things, the following:

(i)	A first lien deed of trust, security agreement and fixture filing (as the same may be amended, restated, supplemented or substituted, the “Deed of Trust”) on the Property and the Housing Parcel;

(ii)	An assignment of Leases and Rents on the Property and the Housing Parcel (as the same may be amended, restated, supplemented or substituted, the “Leases Assignment”);

(iii)	Assignments of all Development documents including, without limitation, plans and specifications, permits, architect’s contracts, engineering contracts, and Development contracts (the “Documents Assignment”);

(iv)	Consents to Assignment executed by each of the general contractor, architect and project engineer for the Development (the “Consents”);

(v)	An Environmental Indemnity Agreement made by the Borrower and the Guarantor for the benefit of the Lender (as the same may be amended, restated, supplemented or substituted, the “Environmental Indemnity”);

(vi)	Such UCC-1 Financing Statements as the Lender may determine to be necessary or desirable.

1.9 Equity Requirement. As a condition of the Loan, as of the closing of the Loan the Borrower shall have made an equity investment in the Property in an amount not less than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), and shall have provided reasonable evidence of such investment to the Lender in the form of cash investment or mezzanine financing acceptable to the Lender in its sole discretion.

1.10 Cross Defaulted Loan. An event of default under the AD&C Loans (sometimes herein collectively called the “Cross-Defaulted Loan”) shall constitute an Event of Default under the Loan Documents. From and after recordation of the Record Plat, release of the Property from the lien of the Deed of Trust, and recordation of the Apartment Parcel Deed of Trust, (i) the Property shall secure, in addition to the Loan, the AD&C Loans, and (ii) the Housing Parcel shall secure, in addition to the AD&C Loans, the Loan. In addition, simultaneous closing on the AD&C Loans shall be a condition to closing on the Loan.

1.11 Deposit Relationship. As a condition of the Loan, the Borrower shall establish its primary operating account and all escrow accounts hereunder with the Lender and shall maintain such accounts with the Lender throughout the term of the Loan. In addition, the Borrower and/or Guarantor and/or any related entities shall maintain an aggregate minimum monthly average aggregate deposit balance with the Lender of ten percent (10%) of the combined outstanding principal balances of the Loan and the Cross-Defaulted Loan, tested quarterly, with the first quarterly test period commencing on April 1, 2013 and tested at June 30, 2013. Such deposits shall be held in demand deposits or money market accounts. If at any time under any of the Loan Documents the Lender is collecting deposits for the payment of insurance premiums and/or real estate taxes, the amount(s) on deposit, to the extent unapplied as of the date of any such semi-annual test, shall be counted toward the foregoing deposit balance requirements. The foregoing deposit balance requirement is in addition to any deposit balance requirement under the terms of the loan documents for any other loan or loans by the Lender to the Borrower, the Guarantor or any affiliate(s) of the Borrower or the Guarantor. The failure to comply with the foregoing deposit balance requirements shall not constitute a default under the Loan; however, interest shall accrue on all amounts outstanding under the Loan at one-quarter of one percent (0.25%) plus the rate of interest then payable under the Note (and the Interest Rate Floor shall also increase by one-quarter of one percent (0.25%)) from the date of such failure until such time as the deposit balance requirement is satisfied at the next quarterly test.

1.12 Fees. The Borrower shall pay to the Lender a fee for the Loan in the amount of Twelve Thousand and No/100 Dollars ($12,000.00), one-half of which has been received by the Lender and the balance of which shall be paid upon closing of the Loan. The Lender acknowledges receipt from the Borrower of Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), for application to the Lender’s third-party costs and towards the Lender’s underwriting in connection with the Loan (including without limitation fees of appraisers, consultants and legal counsel), any unused balance of which may be applied to the foregoing Loan fee.

1.13 Intercreditor Agreement. It is understood that, contemporaneously herewith, the Borrower has borrowed One Million One Hundred Ten Thousand and No/100 Dollars ($1,110,000.00) (the “Subordinate Loan”) from Eagle Commercial Ventures, LLC (“Subordinated Lender”). As a condition of closing the Loan, Subordinated Lender shall enter into a Subordination and Standstill Agreement with the Lender (the “Intercreditor Agreement”), in form and substance satisfactory to the Lender in all respects, pursuant to which Subordinated Lender shall subordinate all of its rights in and to the Subordinate Loan to the Lender’s rights, remedies and security under the Loan Documents.

SECTION TWO

PAYMENTS, COMPUTATIONS, FEES, CHARGES AND PROTECTIVE ADVANCES

2.1 Payments. All payments due with respect to this Agreement or the Loan shall be made in immediately available funds to the Lender at such place as designated by the Lender from time to time. The Lender is authorized, but shall be under no obligation, to charge any deposit account maintained by the Borrower with the Lender or any affiliate of the Lender for any payments due to the Lender with respect to this Agreement or the Loan. Payments shall be applied, at Lender’s sole discretion: (i) first, to payment of accrued and unpaid interest, if any; (ii) second, to payment of any principal then due, if any; (iii) third, to late charges, if any; (iv) fourth, to reasonable attorneys’ fees and costs of collection; and (v) fifth, to reduce the outstanding principal balance of the Note until such principal shall have been fully repaid. All payments hereunder shall be made without offset, demand counterclaim, deduction, abatement, defense, or recoupment, each of which the Borrower hereby waives.

2.2 Late Charges. If any payment due under the Note is not made within ten (10) days of its due date, the Borrower shall pay to the Lender upon demand (which may be in the form of the usual monthly billing or invoice) a late charge equal to five percent (5%) of the amount of such payment.

1.3. Default Rate. After an Event of Default (hereinafter defined), the interest which accrues on the Note shall be increased to the Default Rate (as defined in the Note).

1.4 Computations. Interest and fees on the Loan shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

1.5 Prepayment. The Borrower may prepay the Note in whole or in part without premium or penalty at any time upon ten (10) days prior written notice to the Lender. Partial prepayments shall be applied to installments of principal in their inverse order of maturity, if applicable. Amounts prepaid under the Note may not be re-borrowed.

1.6 Indebtedness. As used in this Agreement, the term “Indebtedness” means all present and future indebtedness of the Borrower to the Lender arising out of or in connection with the Note or any of the other Loan Documents.

SECTION THREE

CONDITIONS

3.1 Conditions Precedent to Closing. In addition to any other conditions stated in this Agreement, the following conditions must be satisfied prior to Lender closing on the Loan.

(a) Loan Documents. Receipt by Lender of appropriately completed and duly executed originals of this Agreement, the Note, the Guaranty, the Deed of Trust, the Leases Assignment, the Documents Assignment, the Consents, the Environmental Indemnity, UCC-1 Financing Statements and Intercreditor Agreement, all as Lender may require (collectively, together with any other documents executed and delivered in connection with the Indebtedness, the “Loan Documents”).

(b) Organizational Documents. The Borrower and each entity comprising the Borrower shall supply to the Lender, to the extent it has not previously done so in any prior transaction with the Lender: (i) a currently certified copy of its Articles of Organization and all amendments thereto; (ii) evidence satisfactory to the Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party; and (iv) certified copies of its Operating Agreement and all amendments thereto. The Articles of Organization and the Operating Agreement of Borrower and each entity comprising the Borrower shall not be amended, changed or modified in any respect without prior written consent of the Lender. In addition, the Guarantor shall supply, to the extent it has not previously done so in any prior transaction with the Lender: (i) a currently certified copy of its Articles of

Incorporation and all amendments thereto; (ii) evidence satisfactory to Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party and a certificate of incumbency; and (iv) certified copies of its By-Laws and all amendments thereto. The Articles of Incorporation and the Bylaws of the Guarantor shall not be amended, changed or modified in any respect without the prior written consent of the Lender; provided, however, that on the condition that the Lender is given thirty (30) days advance written notice, the Lender hereby consents to the Guarantor’s change in corporate domicile from Delaware to Virginia and all amendments to its organizational documents as are reasonably required to effect such change in domicile subsequent to the closing of the Loan; provided further that UCC-1 financing statements shall be filed in the changed domicile at the cost and expense of the Borrower.

(c) Opinion. Receipt by the Lender of the opinion(s) of the counsel for Borrower and the Guarantor, in form and content satisfactory to the Lender, in its sole, but reasonable, discretion.

(d) Insurance. Receipt by the Lender of certificate(s) of insurance to evidence a fully paid policy or policies of comprehensive public liability insurance naming Lender as an additional insured thereunder in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate with not less than One Million and No/100 Dollars ($1,000.000.00) per occurrence; in any event, the amount of all insurance shall be sufficient to prevent any co-insurance contribution on any loss, with each policy providing for a thirty (30) day prior written notice of cancellation, amendment or alteration.

(e) Operating Account. The Borrower shall have established its primary operating account with the Lender.

(f) Financing Statements. The financing statements necessary to perfect the Lender’s security interest in the personal property subject to the Deed of Trust, and in any other collateral requiring the filing of a financing statement for perfection of a lien thereon, shall be duly filed in all appropriate offices and jurisdictions, all other financing statements covering any of such personal property shall be terminated or the Lender shall be reasonably satisfied that such terminations are forthcoming, and filing and recording receipts evidencing such filings and terminations shall be delivered to Lender, all in form and substance satisfactory to the Lender.

(g) Property Documents. The Lender shall have received and approved in its sole discretion, the following:

(1) Appraisals. An appraisal of the Property, prepared by an appraiser acceptable to the Lender, in form and content acceptable to the Lender, conforming to all regulatory and internal appraisal guidelines applicable to or established by the Lender, in its sole, absolute, nonreviewable discretion, reflecting a “when developed” discounted value satisfactory to the Lender (the “Appraisal”);

(2) Title Insurance. A commitment for title insurance (the “Title Commitment”) insuring the first priority lien of the Deed of Trust in the aggregate amount of the Note and the AD&C Loans, containing no exceptions unacceptable to the Lender, issued in the name of the Lender by a title company acceptable to the Lender and in an amount equal to the aggregate principal amount of the Note and the AD&C Loans. The Title Commitment and the title policy issued pursuant thereto (the “Title Policy”) shall reflect that all requirements for issuance of the Title Policy have been satisfied, and shall contain such other endorsements or coverages as the Lender may require.

(3) Survey. A current survey and legal description of the Property and the Housing Parcel satisfactory to the Lender from a registered land surveyor of the State of Maryland, which survey shall show all easements, rights of way and other matters of record, shall locate all existing improvements on the Property and the Housing Parcel, shall contain metes and bounds descriptions of each applicable constituent portion of the Property acceptable to the Lender and its counsel, shall generally show a state of facts acceptable to the Lender, and shall contain a surveyor’s certificate satisfactory to the Lender.

(4) Subdivision Plat. Approval by the Lender and its construction consultant of the form of Record Plat to be recorded.

(5) Development Approvals. Copies of the certified site plan for the Property showing, without limitation, evidence satisfactory to the Lender that the Property can be developed without any requirement for development of the Housing Parcel.

(6) Development and Construction Budgets. Final budget for the Development for the Property which shall have been reviewed and approved by the Lender in its sole discretion and by the Lender’s Development and construction consultant (the “Lender’s Inspector”). It is understood that the Development budget may be a combined budget for development work on the Housing Parcel, in which event the Lender will allocate funding under the Loan and the AD&C Loans based upon percentage of work completed as determined by the Lender’s Inspector.

(7) Development Documents. The Plans and Specifications, Development Schedule and any and all other Development documents requested by the Lender and/or the Lender’s Inspector, which shall have been reviewed and approved by the Lender in its sole discretion and by the Lender’s Inspector.

(8) Flood Hazard. Evidence that no part of the Property or the Housing Parcel is located in a special flood hazard area.

(9) Public Utilities. Evidence to the effect that sanitary sewer, water, electric, gas, telephone and other public utilities are available and adequate to serve the Property and the Housing Parcel.

(10) Licenses and Permits. Copies of all licenses and permits in connection with the Property and the Housing Parcel, including without limitation licenses, permits, proffers and other conditions to final subdivision and site plan approval for the Property and the Housing Parcel.

(11) Consultant’s Review. Satisfactory review and analysis by the Lender’s construction consultant of the Development plans, documents and budgets.

(12) Zoning. Receipt by the Lender of a zoning endorsement to the Title Policy acceptable to the Lender or such other written evidence as is acceptable to the Lender that the Property and the Housing Parcel are zoned consistent with the uses contemplated beyond any possibility of appeal and can be developed as proposed as a matter of right, and to the effect, further, that there are no pending proceedings, either administrative, legislative or judicial, which would in any manner adversely affect the status of the zoning with respect to the Property and the Housing Parcel or any part thereof.

(13) Marketing Report. Receipt and satisfactory review and analysis by the Lender of a marketing report.

(h) No Default. No event shall have occurred and be continuing that constitutes an Event of Default (as defined below).

(i) Representations. All representations and warranties contained in this Agreement shall be true and correct in every material respect as of the date of closing of the Loan.

(j) Satisfactory Documents. All documents delivered pursuant to this Agreement must be in form and substance satisfactory to the Lender and its counsel and all legal matters incident to this Agreement must be satisfactory to Lender’s counsel.

(k) Identification. As required by federal regulation, closing the Loan is contingent upon satisfactory verification of identity of the signatories and verification that none of the Borrower or the Guarantor or any signers is restricted from conducting business in the United States.

3.2 Conditions Precedent to Advances of Loan. In addition to any other conditions stated in this Agreement, the following conditions related to the Development must be satisfied prior to any disbursements under the Loan and all of the following matters shall have been approved by the Lender.

(a) Permits. Copies of any and all building and similar permits required in connection with the Development, or such portion thereof for which advances are requested, together with such evidence as the Lender may require to the effect that all fees for such permits have been paid. Satisfactory evidence shall be submitted to the Lender that all governmental approvals necessary for the Development, or such portion thereof for which advances are requested, have been obtained. The Lender shall also receive satisfactory evidence that all applicable safety, ecological and environmental laws and any other codes or regulations affecting the Development and/or proposed use of the Property have been complied with.

(b) Plans and Specifications. Two (2) sets of complete copies of the final Plans and Specifications of the Development, which Plans and Specifications shall be satisfactory to the Lender in all respects. The Lender’s review of the Plans and Specifications is solely for the benefit of the Lender, and the Lender’s approval thereof shall not be deemed in any respect to be a representation or warranty, expressed or implied, that the Development will be sound, have a value of any particular magnitude or otherwise satisfy a particular standard. Prior to any advances for hard costs, the Borrower shall furnish the Lender with copies of the Montgomery County-approved stamped Plans, together with such evidence as the Lender may require to the effect that such Plans and Specifications have been approved by all governmental and quasi-governmental authorities having or claiming jurisdiction, and together with a final Development Budget which must be satisfactory to the Lender in its discretion.

(c) Trade Payment Breakdown. A breakdown of total development costs, which shall include a draw schedule (the “Development Budget”) containing reasonable details of amounts anticipated to be payable for each category of work to be performed and materials to be supplied in connection with the Development, and a projected schedule for the progress of the Development, all in such form and containing such details as the Lender shall require. Any change orders shall be subject to the Lender’s prior approval. No hard costs shall be advanced under the Loan until such time as the Development Budget has been approved by the Lender in its sole discretion. The Borrower may, from time to time, request reallocation of amounts in the Development Budget based upon such reasonable supporting documentation justifying such reallocation as may be approved by the Lender; any such reallocation shall be subject to the Lender’s approval in its sole discretion.

(d) Development Schedule. A projected Schedule (“Development Schedule”) for the progress of the Development of the Property and a projection of cash flow, each in such form and containing such details as the Lender shall require. The Borrower shall be required to diligently pursue and proceed with the Development in accordance with the Development Schedule to completion. Failure of the Borrower to meet the requirements of the Development Schedule for completion of Development shall constitute an Event of Default under this Agreement.

(e) General Contractor. All contracts for Development shall be subject to the Lender’s approval. Each Development contract shall be assigned to the Lender effective on a default under any of the Loan Documents. Each Development contractor shall consent to such assignment and agree, in the event of any such default, to continue performance of the contract for the Lender, if the Lender so requests. Comstock Homes of Washington, L.C., an affiliate of the Guarantor, is hereby approved as the general contractor for Development. Prior to any advances for Development costs, the Borrower shall furnish the Lender with a copy of the contractor’s license for that portion of the Development. The Borrower shall also furnish the Lender with copies of licenses for all major subcontractors.

(f) Architect’s and Engineer’s Certificate. The architect and the engineer for the Development shall be subject to the Lender’s approval. In addition, the contracts with the architect and the engineer shall be subject to the Lender’s approval. A certificate from the architect and/or project engineer will be required to the effect that the Development, if completed in accordance with the Plans and Specifications, will comply with all federal, state, County and local laws, statutes, ordinances, codes, regulations, rules or other laws applicable to the Development (“Applicable Laws”). Prior to any advances for Development costs, the Borrower shall furnish the Lender with a copy of the engineer’s license and the architect’s license.

(g) Lender’s Development Consultant. All draw requests shall be submitted to the Lender and the Lender’s Inspector for review and approval. The Borrower shall be responsible for payment of all of the Lender’s Inspector’s fees.

3.3 Provisions Governing Disbursements of Loan. Disbursements of the Loan shall be governed by the following provisions:

(a) The Development shall be performed by the Borrower in strict accordance with all applicable (whether present or future) laws, ordinances, codes, rules, regulations, requirements and orders of any governmental or regulatory authority having or claiming jurisdiction. The Development shall be in strict accordance with all applicable use or other restrictions and the provisions of any prior declarations, covenants, conditions, restrictions and zoning ordinances and regulations.

(b) The Borrower shall have submitted to the Lender and the Lender’s Inspector such information as may be requested by the Lender or the Lender’s Inspector to verify the Development costs which are to be incurred in connection with the Development. The Lender shall not be obligated to authorize disbursement of Loan proceeds with respect to the Development for an amount in excess of the Development costs to be incurred in connection therewith as verified by the Lender or the Lender’s Inspector pursuant to the provisions of the preceding sentence. The funding of each draw request is subject to an inspection and approval by the Lender’s Inspector.

(c) Loan proceeds will be advanced in installments as the Development progresses in accordance with the terms of this Agreement to finance the Development in accordance with the Plans and Specifications, but no more often than once monthly, provided that the Lender is satisfied that the amounts available under the Loan will be sufficient to complete the work and pay or provide for all reasonably anticipated Development costs through the required Development completion date under the Development Schedule. In the event the Lender determines that the amounts available under the Loan, together with any additional cash provided by the Borrower to the Lender, if any, is insufficient to complete the Development in such manner as the Lender may require, the Borrower shall provide such funds necessary to complete the Development. Except for advances for materials and supplies to be delivered to the Property, as to which no retainage will be required, advances of the Loan shall be subject to withholding of retainage in the amount of ten percent (10%) of direct Development costs approved by the Lender or the Lender’s Inspector, and at the Lender’s discretion of labor and materials brought into the Development and eligible for payment on a trade payable basis.

(d) Advances of the Loan shall be conditioned upon the Lender’s receipt of (i) written certification by parties approved by the Lender that the work which is the basis of the requested advance was completed in accordance with the approved Plans and Specifications and within the cost estimates approved by the Lender (or such adjustments of cost estimates of line items as shall be required and approved by the Lender, provided that sufficient funds to complete the Development will be available under such adjusted estimates), to the satisfaction of the Lender, and (ii) evidence that at that time all necessary certificates required to be obtained from any board, agency or department (government or otherwise) have been obtained. All documents required to be submitted to the Lender as a condition of each disbursement shall be on standard AIA forms and shall be furnished to the Lender at the Lender’s address set forth in this Agreement. The Lender shall have at least ten (10) business days after receipt of the foregoing documentation prior to funding an approved advance.

(e) The Lender shall have received a notice of title continuation or an endorsement to the title insurance policy with respect to the Property theretofore delivered to the Lender, showing that since the last preceding advance, there has been no change in the status of title and no other exception not theretofore approved by the Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the advance then being made, if the policy does not by its terms provide automatically for such an increase.

(f) Before making the first advance of Loan Proceeds, the Borrower shall have provided to the Lender satisfactory documentary evidence that the general contractor has obtained a Basic Business License from the State of Maryland and such license is in effect.

(g) Before making any advance of Loan proceeds, the Lender may require the Borrower to obtain from any contractor or materialmen it may engage in connection with the Development, acknowledgements of payment and releases of liens and rights to claim liens, if applicable, down to the date of the last preceding advance and concurrently with the final advance. All such acknowledgements and releases shall be in form and substance satisfactory to the Lender.

(h) The Lender shall not be obligated to make the final advance of Loan proceeds hereunder, which shall include the retainage described above, unless (i) the Lender’s Inspector has certified to the Lender on standard AIA forms that the work is complete; (ii) the Lender has received evidence satisfactory to it that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association, or office having or claiming jurisdiction; (iii) that completion of the Development has occurred free and clear of all mechanics’ or materialmen’s liens and any bills or claims for labor, materials and services in connection with the completion of the Development; and (iv) certificates from the Borrower’s architect, engineer and/or contractor, and, if required, from the Lender’s Inspector, certifying that the Development has been completed in accordance with, and as completed comply with, the Plans and Specifications and all laws and governmental requirements. All fees and costs of the Lender’s Inspector shall be paid by the Borrower.

(i) The Lender shall not be obligated to make any advances of Loan proceeds hereunder unless, in the reasonable judgment of the Lender, all work completed at the time of the application for advance has been performed in a good and workmanlike manner, and all materials and fixtures usually furnished and installed at that stage of the development have been furnished and installed, and no default which has not been cured has occurred under this Agreement or any of the documents evidencing, securing or guaranteeing the Loan.

SECTION FOUR

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to extend credit to the Borrower, the Borrower and the Guarantor each make the following representations and warranties as to itself:

4.1 Organization. The Borrower and each entity comprising the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified as a foreign limited liability company and in good standing under the laws of each other jurisdiction in which such qualification is required. The Guarantor represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

5.2 Execution and Delivery. The Borrower and each entity comprising the Borrower has the power, and has taken all of the necessary actions, to execute and deliver and perform its obligations under the Loan Documents, and the Loan Documents, when executed and delivered, will be binding obligations of each such entity enforceable in accordance with their respective terms.

4.3 Power. Each of the Borrower and each entity comprising the Borrower has the power and authority to own its properties and to carry on its business as now being conducted.

4.4 Financial Statements. Al financial statements and information delivered to the Lender are correct and complete in all material respects and present fairly the financial conditions, and reflect all known liabilities, contingent and otherwise, of the Borrower and the Guarantor as of the dates of such statements and information, and since such dates no material adverse change in the assets, liabilities, financial condition, business or operations of the Borrower or the Guarantor has occurred.

4.5 Taxes. All tax returns and reports of the Borrower and the Guarantor required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and/or the Guarantor and upon any of their respective properties, assets, income or franchises, that are due and payable have been paid.

4.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower or the Guarantor, threatened against or affecting the Borrower or the Guarantor that, either in any case or in the aggregate, may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of the Borrower or the Guarantor, or that may result in any material liability on the part of the Borrower or the Guarantor that would materially and adversely affect the ability of the Borrower or the Guarantor to perform its and/or their obligations under the Loan Documents, or that questions the validity of any of the Loan Documents or any action taken or to be taken in connection with the Loan Documents.

4.7 No Breach. The execution and delivery of the Loan Documents, and compliance with the provisions of the Loan Documents, will not conflict with or violate any provisions of law or conflict with, result in a breach of, or constitute a default under, the organizational documents of the Borrower, or any judgment, order or decree binding on the Borrower, or any other agreements to which the Borrower is a party.

4.8 No Defaults. To the best of the Borrower’s knowledge, the Borrower is not in default with respect to any debt, direct or indirect, upon or as to which the Borrower has any liability or obligation.

4.9 Compliance. The Borrower is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

410 Approvals. No authorizations, approvals or consents of, and no filings and registrations with, any governmental or regulatory authority or agency, are necessary for the execution, delivery or performance of the Loan Documents by the Borrower.

4.11 Title to Assets. The Borrower has good and marketable title to all of its assets, subject only to the liens and security interests permitted by this Agreement.

4.12 Use of Proceeds. The proceeds of the Loan shall be used only for the purposes described in this Agreement. The proceeds of the Loan shall not be used to purchase or carry any margin stock, as such term is define din Regulation U of the Board of Governors of the Federal Reserve System.

4.13 Vacant Status of Property and Housing Parcel. Seneca Concrete, Inc., former tenant of a portion of the Property and/or the Housing Parcel, has vacated its leased premises, and the Property and the Housing Parcel are vacant and free of any tenancy that would or might impair development thereof.

SECTION FIVE

COVENANTS OF BORROWER AND GUARANTOR

In consideration of credit extended or to be extended by the Lender, the Borrower covenants and agrees as follows:

5.1 Financial Information. The Borrower and the Guarantor shall each deliver to the Lender: (i) with respect to the Borrower, each year within ninety (90) days after the close of its fiscal year, financial statements prepared in accordance with standard accounting principles consistently applied, certified as true and correct by an officer of each such entity; (ii) with respect to the Guarantor, each year within ninety (90) days after the close of its fiscal year, audited financial statements; (iii) each year within thirty (30) days after filing, a copy of each such entity’s federal income tax return and all schedules thereto, provided that in the event of such extension such entity shall provide the Lender with a copy of the federal income tax return and all schedules thereto within thirty (30) days of the filing of same with the Internal Revenue Services, and (iv) promptly upon the Lender’s request, such financial and other information as the Lender reasonably may require from time to time. All financial statements shall be in such reasonable detail and shall be accompanied by such certificates of the Borrower or the Guarantor, as applicable, as may reasonably be required by the Lender.

5.2 Taxes. All tax returns and reports of the Borrower required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and upon the Borrower’s properties, assets, income or franchises, that are due and payable, have been paid.

5.3 Compliance with Laws. The Borrower shall comply with all applicable laws and regulations including, without limitation, ERISA.

5.4 Maintain Existence. The Borrower and the Guarantor each shall maintain its existence in good standing, maintain and keep its properties in good condition (ordinary wear and tear excepted), maintain adequate insurance for all of its properties with financially sound and reputable insurers. The Borrower shall remain in the same line of business as it is on the date of this Agreement and shall not enter into any new lines of business without the prior written consent of the Lender.

5.5 Notices. As soon as it has actual knowledge, the Borrower shall notify the Lender of the institution or threat of any material litigation or condemnation or administrative proceeding of any nature involving the Borrower.

5.6 Books and Records. The Borrower shall maintain complete and accurate books of account and records. The principal books of account and records shall be kept and maintained at 1886 Metro Center Drive, 4th Floor, Reston, VA 10190. The Borrower shall not remove such books of account and records without giving the Lender at least thirty (30) days prior written notice. The Borrower, upon reasonable notice from the Lender, shall permit the Lender, or any officer, employee or agent designated by the Lender, to examine the books of account and records maintained by the Borrower, and agree that the Lender or such officer, employee or agent may audit and verify the books and records. The Borrower shall reimburse the Lender for any reasonable expenses incurred by the Lender in connection with any such audits. All accounting records and financial reports furnished to the Lender by the Borrower and the Guarantor pursuant to this Agreement shall be maintained and prepared in accordance with GAAP.

5.7 Liens. The Borrower shall not create, incur, assume or permit to exist any mortgage, deed of trust, assignment, pledge, lien, security interest, charge or encumbrance, including, without limitation, the right of a vendor or under a conditional sale contract or the lessor under a capitalized lease (collectively, (“Liens”) of any kind or nature in or upon any of the asset of the Borrower except:

(a)	Liens created or deposits made that are incidental to the conduct of the business of the Borrower, that are not incurred in connection with any borrowing or the obtaining of any credit and that do not and will not interfere with the use by the Borrower of any of its assets in the normal course of its business or materially impair the value of such assets for the purpose of such business; and

(b)	Liens securing the Indebtedness.

5.8 Debt. Except as provided above in Section 5.7, without the prior written consent of the Lender, the Borrower shall not incur or permit to exist any debt for borrowed funds, the deferred purchase price of goods or services or capitalized lease obligations, except for (a) trade debt incurred in the ordinary course of business, and (b) the Indebtedness.

5.9 Contingent Liabilities. Without the prior written consent of the Lender, neither the Borrower nor the Guarantor shall guarantee, endorse, become contingently liable upon or assume the obligation of any person, or permit any such contingent liability to exist, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

5.10 Sale of Assets. Without the prior written consent of the Lender, the Borrower shall not sell, lease, assign or otherwise dispose of any of its assets except for (a) the disposition of assets that are no longer needed or useful in its business, (b) assets which have been removed and replaced, (c) sale and conveyance of the Property following recordation of the Record Plat and payment in full of all principal, accrued interest and other charges due under the Loan, and (d) sales of housing lots and units on the Housing Parcel as provided for in the Deed of Trust.

5.11 Mergers and Acquisitions. Without the prior written consent of the Lender, the Borrower shall not merge or consolidate with, or acquire all or substantially all of the assets, stock, partnership interests or other ownership interests of, any other person.

5.12 Loans and Advances. Without the prior written consent of the Lender, the Borrower shall not make any loan or advance to any affiliate, director, member, manager, officer or employee of the Borrower, or any other person, except for the creation of accounts receivable in the ordinary course of business on terms that are no less favorable than would apply in an arms-length transaction.

5.13 Subsidiaries and Joint Ventures. Without the prior written consent of the Lender, the Borrower shall not form any subsidiary, become a general or limited partner in any partnership or become a party to a joint venture. If the Lender grants its consent to the formation or acquisition of a subsidiary Borrower, such entity shall cause each subsidiary to perform and observe all of the covenants contained in this Agreement and the other Loan Documents.

5.14 Affiliates. Without the prior written consent of the Lender, the Borrower shall not engage in business with any of its affiliates except in the ordinary course of business and on terms that are no less favorable to the Borrower than would apply in an arm’s length transaction.

5.15 Organization; Control and Management; Transfers. Until such time as the Loan is fully repaid, there shall be no Transfer (hereinafter defined) of any interest in the Borrower, nor any change in the Control (hereinafter defined) or management of either the Borrower or the Guarantor, nor any Transfer of the Property without the Lender’s prior written consent. “Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest or other disposition, either directly or indirectly, in the aggregate of fifty percent (50%) or more of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by” and “controlling” shall have the respective correlative meanings thereto.

SECTION SIX

DEFAULT AND REMEDIES

6.1 Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Failure to Pay. If: (i) the Borrower shall fail to pay any monthly payment required under the Note (“Monthly Payments”) when due thereunder or (ii) the Borrower shall fail to pay any amount (other than the Monthly Payments) as and when due under any of the other Loan Documents;

(b) Failure to Give Notices. If the Borrower fails to give the Lender any notice required by Section 5.5 of this Agreement within thirty (30) days after it has actual knowledge of the event giving rise to the obligation to give such notice.

(c) Failure to Permit Inspections. If the Borrower refuses to permit the Lender to inspect its books and records in accordance with the provisions of Section 5.6 or failure to permit the Lender to inspect the Property upon reasonable advance notice.

(d) Failure to Record Record Plat. If the Record Plat is not recorded within ninety (90) days following closing the Loan.

(e) Failure to Observe Covenants. If the Borrower fails to perform or observe any non-monetary term, covenant, warranty or agreement contained in this Agreement or in the other Loan Documents for which no cure period or another cure period is provided, and such failure shall continue for a period of thirty (30) days after written notice of such failure has been given to the Borrower by the Lender; provided, however, if such default is not in the payment of any sum due to the Lender hereunder, or was not the subject of an Event of Default for which notice was previously provided, and provided the Borrower is diligently pursuing the cure of such default , then the Borrower shall have an additional sixty (60) days within which to cure such default prior to the Lender exercising any right or remedy available hereunder, or at law or in equity.

(f) Defaults Under Loan Documents. If an Event of Default shall occur under the Note or any other Loan Document and shall not be cured within any applicable grace period.

(g) Breach of Representation. Discovery by the Lender that any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Loan Document or in any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or other Loan Document or in connection with any borrowing under this Agreement by the Borrower or the Guarantor or any member, manager, officer, agent, employee or director of the Borrower or the Guarantor, was materially untrue when made or deemed to be made.

(h) Voluntary Bankruptcy. If the Borrower or the Guarantor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or the Guarantor or any substantial part of the property of the Borrower or the Guarantor, or commences any proceeding relating to the Borrower or the Guarantor under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed.

(i) Involuntary Bankruptcy. If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower or the Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, the proceeding shall not have been dismissed, or, if within sixty (60) days, after the appointment, without the consent or acquiescence of the Borrower or the Guarantor, of any trustee, receiver or liquidator of any Borrower or all or any substantial part of the properties of the Borrower o the Guarantor, the appointment shall not have been vacated.

(j) Cross Default. If, as a result of default, any present or future obligations of the Borrower or the Guarantor or any affiliate of the Borrower or the Guarantor to the Lender or any other creditor, whether due to acceleration provisions or otherwise therein, are declared to be due and payable prior to the expressed maturity of such obligations.

(k) Cross Default to Particular Instruments: If an Event of Default by the applicable borrower shall occur under any of the following, as any of the following may be amended, substituted or replaced from time to time: (i) the AD&C Loans, (ii) any loan documents evidencing and/or securing that certain loan from the Lender to New Hampshire Ave. Ventures, LLC (“NHA”) in the amount of $6,000,000.00, which is evidenced, among other things, by a Revolving Development Loan Promissory Note dated August 13, 2012 made by NHA to the order of the Lender; (iii) any loan documents evidencing and/or securing that certain loan from the Lender to NHA in the amount of $4,000,000.00, which is evidenced, among other things, by a Revolving Construction Loan Promissory Note dated August 13, 2012 made by NHA to the order of the Lender; (iv) any loan documents evidencing and/or securing that certain loan from the Lender to Comstock Potomac Yard, L.C. and Comstock Penderbrook, L.C., jointly and severally, in the amount of $9,960,000.00, which is evidenced, among other things, by a Deed of Trust Note dated May 30, 2012 made by those obligors to the order of the Lender; and (v) the Subordinate Loan.

(l) Material Adverse Change. A material adverse change occurs in the financial or business condition of the Borrower or the Guarantor.

(m) Judgment. If a judgment, attachment, garnishment or other process is entered against the Borrower and is not vacated or bonded within sixty (60) days after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure), or if a judgment, attachment, garnishment or other process is entered against the Guarantor that would materially affect the Guarantor’s ability to perform its obligations under the Loan Documents, and such judgment, attachment, garnishment or other process is not vacated or bonded with in sixty (60) day after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure).

(n) Dissolution. The dissolution, liquidation or termination of existence of the Borrower or the Guarantor unless a substitute guarantor, satisfactory to the Lender in its sole and absolute discretion, assumes all liability under the Guaranty and Environmental Indemnity and executes any documents which the Lender may reasonably require to implement such substitution, within sixty (60) days after event of dissolution, liquidation or termination of existence.

(o) Change in Management/Control. A change in the management of or controlling interest in the Borrower or the Guarantor without the prior written consent of the Lender.

6.2 Remedies. Upon the occurrence of an Event of Default (a) the Lender, at its option, by written notice to the Borrower, may declare all Indebtedness to the Lender to be immediately due and payable, whether such Indebtedness was incurred prior to, contemporaneous with or subsequent to the date of this Agreement and whether represented in writing or otherwise, without presentment, demand, protest or further notice of any kind, and (b) the Lender may exercise all rights and remedies available to it under the Loan Documents and applicable law. The Borrower agrees to pay all costs and expenses incurred by the Lender in enforcing any obligation under this Agreement or the other Loan Documents, including, without limitation, attorneys’ fees. No failure or delay by the Lender in exercising any power or right will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other future exercise of such power or right, or the exercise of any other power or right.

6.3 Borrower to Pay Fees and Charges. The Borrower shall pay all fees and charges incurred in the procuring, making and enforcement of the Loan, including without limitation the reasonable fees and disbursements of Lender’s attorneys, charges for appraisals, the fee of Lender’s inspector and construction consultant, fees and expenses relating to examination of title, title insurance premiums, surveys, and mortgage recording, documentary, transfer or other similar taxes and revenue stamps, loan extension fees, if any, and the Lender’s fees for the Loan.

SECTION SEVEN

GENERAL PROVISIONS

7.1 Defined Terms. Each accounting term used in this Agreement, not otherwise defined, shall have the meaning given to it under GAAP applied on a consistent basis. The term “person” shall mean any individual partnership, corporation, trust, joint venture, unincorporated association, governmental subdivision or agency or any entity of any nature. The term “subsidiary” means, with respect to any person, a corporation or other person of which shares of stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or person are at the time owned, or the management of which it otherwise controlled, directly or indirectly, through one or more intermediaries, by such person. The term “affiliate” means, with respect to any specified person, any other person that, directly or indirectly, controls or is controlled by, or is under common control with, such specified person. All meanings assigned to defined terms in this Agreement shall be applicable to the singular and plural forms of the terms defined.

7.2 Notices. All notices, requests, demands and other communication with respect hereto shall be in writing and shall be delivered by hand, prepaid by Federal Express (or a comparable overnight delivery service), or sent by the United States first-class mail, certified, postage prepaid, return receipt requested, to the parties at their respective addresses set forth as follows:

If to the Lender, to:

EAGLEBANK

7815 Woodmont Avenue

Bethesda, MD 20814

Attn: Douglas Vigen, Senior Vice President

With a copy to:

Friedlander Misler, PLLC

5335 Wisconsin Avenue, N.W., Suite 600

Washington, D.C. 20015

Attn: Leonard A. Sloan, Esq.

If to the Borrower, to:

Comstock Redland Road, L.C.

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, VA 20190

Attn: Christopher Clemente

With a copy to:

Comstock Redland Road, L.C.

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, VA 20190

Attn: Jubal Thompson, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is delivered by hand, (c) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service), or (d) on the third (3rd) business day after the day on which it is deposited in the United States mail. Any party may change such party’s address by notifying the other parties of the new address in any manner permitted by this Section.

7.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors, assigns, personal representatives, executors and administrators, provided that the Borrower may not assign or transfer its rights under this Agreement.

7.4 Entire Agreement. Except for the other Loan Documents expressly referred to in this Agreement, this Agreement represents the entire agreement between the Lender and the Borrower, supersedes all prior commitments and may be modified only by an agreement in writing.

7.5 Survival. All agreements, covenants, representations and warranties made in this Agreement and all other provisions of this Agreement will survive the delivery of this Agreement and the other Loan Documents and the making of the advances under this Agreement and will remain in full force and effect until the obligations of the Borrower under this Agreement and the other Loan Documents are indefeasibly satisfied.

7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without reference to conflict of laws principles.

7.7 Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

7.8 Participations. The Lender shall have the right to sell all or any part of its rights under the Loan Documents, and the Borrower authorizes the Lender to disclose to any prospective participant in the Loan any and all financial and other information in the Lender’s possession concerning the Borrower or the collateral for the Loan.

7.9 No Third Party Beneficiary. The parties do not intend the benefits of this Agreement or any other Loan Document to inure to any third party.

7.10 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE LENDER AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY BASED ON, ARISING OUT OF OR UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

7.11 Waiver. The rights of the Lender under this Agreement and the other Loan Documents shall be in addition to all other rights provided by law. No waiver of any provision of this Agreement, or any other Loan Document, shall be effective unless in writing, and no waiver shall extend beyond the particular purpose involved. No waiver in any one case shall require the Lender to give any subsequent waivers.

7.12 Severability. If any provision of this Agreement or any other Loan Document is held to be void, invalid, illegal or unenforceable in any respect, such provision shall be fully severable and this Agreement or the applicable Loan Document shall be construed as if the void, invalid, illegal or unenforceable provision were not included in this Agreement or in such Loan Document.

7.13 No Setoffs. With respect to a monetary default claimed by the Lender under the Loan Documents, no setoff, claim, counterclaim, reduction or diminution of any obligation or defense of any kind or nature that the Borrower has or may have against the Lender (other than the defenses of payment, the Lender’s gross negligence or willful misconduct) shall be available against the Lender in any action, suit or proceeding brought by the Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by the Borrower of any such rights or claims against the Lender, but any recovery upon any such rights or claims shall be had from the Lender separately, it being the intent of this Agreement and the other Loan Documents that the Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due under this Agreement and the other Loan Documents.

7.14 No Merger. The Borrower and the Lender expressly agree that the Borrower’s agreement and obligation to pay the Lender’s reasonable attorneys’ fees and costs, and all other litigation expenses, shall not be merged into any judgment obtained by the Lender, but shall survive the same and shall not be extinguished by any monetary judgment. It is the express intent of the parties hereto that all post-judgment collection fees and expenses (including reasonable attorneys’ fees and costs) shall survive entry of a final judgment and shall be collectible by the Lender against the Borrower from time to time following entry of any final judgment obtained by the Lender against the Borrower.

7.15. Counterparts. This Agreement may be executed for the convenience of the parties in several counterparts, which are in all respects similar and each of which is to be deemed to be complete in and of itself, and any one of which may be introduced in evidence or used for any other purpose with the production of the other counterparts thereof.

7.16 Consent to Jurisdiction. The Borrower irrevocably submits to jurisdiction of any state or federal court sitting in the Commonwealth of Virginia or the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement, the Note or any other Loan Documents. The undersigned irrevocably waives, to the fullest extent permitted by law, any objection that the undersigned may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such court shall be conclusive and binding and may be enforced in any court in which the undersigned is subject to jurisdiction by a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable law.

7.17 Service of Process. The Borrower hereby consents to process being served in any suit, action or proceeding instituted in the Commonwealth of Virginia or the State of Maryland in connection with the Loan by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address set forth in the Notices section of this Agreement and (ii)

serving a copy thereof upon the Borrower’s registered agent for service of process. The undersigned irrevocably agrees that such service shall be deemed to be service of process upon the undersigned in any such suit, action or proceeding. Nothing in this Agreement shall affect the right of the Lender otherwise to bring proceedings against the undersigned in the courts of any jurisdiction or jurisdictions.

9.18 Exhibits. All exhibits referred to herein as attached hereto are incorporated in full by reference as though fully set forth in this Agreement. The Exhibits are:

Exhibit A:	Legal Description of the Property and the Housing Parcel
Exhibit B:	Form of Apartment Parcel Deed of Trust
Exhibit C:	Carve Out Obligations

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed in their respective names by duly authorized representatives as of the day and year first above written. The Guarantor joins herein to consent and agree to the terms, conditions, provisions and covenants of those sections of this Agreement that address a covenant or obligation of the Guarantor.

WITNESS:	BORROWER:

COMSTOCK REDLAND ROAD, L.C., a Virginia limited liability company

	By:	Comstock Holding Companies, Inc., a Delaware corporation, its Manager

By:
Christopher D. Clemente
Chief Executive Officer

[SEAL]

COMMONWEALTH OF VIRGINIA

COUNTY OF                     , ss:

I,                     , a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Christopher D. Clemente personally appeared before me in said jurisdiction and acknowledged that he is the Chief Executive Officer of Comstock Holding Companies, Inc., which is the Manager of Comstock Redland Road, L.C., a Virginia limited liability company, party to the foregoing instrument, and that the same is his act and deed and the act and deed of said Comstock Redland Road, L.C.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of             , 2013.

Notary Public

[SEAL]	My Commission expires: .

Notary Registration No. .

Witness:	GUARANTOR:

COMSTOCK HOLDING COMPANIES, INC., a Delaware corporation

______________
Print Name:
By:
Christopher D. Clemente
Chief Executive Officer

COMMONWEALTH OF VIRGINIA

COUNTY OF                     , ss:

I,                     , a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Christopher D. Clemente personally appeared before me in said jurisdiction and acknowledged that he is the Chief Executive Officer of Comstock Holding Companies, Inc., a Delaware corporation, party to the foregoing instrument, and that the same is his act and deed and the act and deed of said Comstock Holding Companies, Inc..

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of             , 2013.

Notary Public

[SEAL]	My Commission expires: .

Notary Registration No. .

Witness:	LENDER:

EAGLEBANK

______________
Print Name:
By:
Douglas Vigen
Senior Vice President

[SEAL]

COMMONWEALTH OF VIRGINIA

COUNTY OF                     , ss:

I,                     , a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Douglas Vigen personally appeared before me in said jurisdiction and acknowledged that he a Senior Vice President of EAGLEBANK; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed; that the seal affixed to said instrument is such corporate seal and that it was so affixed by order of the Board of Directors of said Bank; and that he signed his name thereon by like order.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of             , 2013.

Notary Public

[SEAL]	My Commission expires: .

Notary Registration No. .

EXHIBIT A

Legal Description of the Property and the Housing Parcel

Parcel P-146 in Montgomery County, Maryland, being that tract of land comprising 4.24307 acres, more or less, said tract of land being bisected by Yellowstone Way.

Tax ID No. 04-001-00776834.

For metes and bounds description, see Exhibit “A” to Commitment for Title Insurance issued by Stewart Title Guaranty Company on February 13, 2013, File No. 01242 – 1549.

EXHIBIT B

FORM OF APARTMENT PARCEL DEED OF TRUST

[ATTACHED]

EXHIBIT C

CARVE OUT OBLIGATIONS

The Guarantor shall also guaranty the full and timely payment of any and all actual loss, damage, cost, expense, liability, claim or other obligation incurred by the Lender (including reasonable attorneys’ fees and out-of-pocket costs actually incurred) arising out of or in connection with any one or more of the following (the “Carve Out Obligations”):

(i) Fraud, material misrepresentation or willful misconduct by Borrower or Guarantor or any of their respective members, managers, officers, principals, or any other person properly authorized to make statements or representations, or act, on behalf of Borrower or Guarantor in connection with the Loan or the Property;

(ii) physical waste committed on the Property; damage to the Property as a result of the intentional misconduct, recklessness or gross negligence of Borrower or Guarantor, or any agent or employee of any such persons; or the removal of any portion of the Property by or at the direction of Borrower or Guarantor or any direct or indirect member or manager thereof, in violation of the terms of the Loan Documents (as defined in the Loan Agreement) following a default under the Loan which is not cured within any applicable grace or cure period (an “Event of Default”);

(iii) subject to any right to contest or bond off such matters, as provided in the Deed of Trust or Loan Agreement, failure to pay any valid taxes, assessments, mechanics’ liens, materialmen’s liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Deed of Trust or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant;

(iv) the breach of any representation, warranty or covenant in, and any liability under any provision in, that certain Environmental Indemnity Agreement of even date herewith given by Borrower and Guarantor to Lender or the breach of any representation, warranty or covenant relating solely to, and any liability under any provision concerning, environmental laws, hazardous substances or asbestos in the Deed of Trust;

(v) the misapplication or conversion of (A) any insurance proceeds paid to Borrower by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received by Borrower in connection with the condemnation of all or a portion of the Property, or (C) any rents from the Property following an Event of Default or collected in advance; and

(vi) failure to maintain any insurance policies required under the Loan Documents, or timely to pay or provide the amount of any insurance deductible, to the extent of the applicable deductible, following a casualty or other insured event.